Exhibit 99.1
Microvast Reports Third Quarter 2022 Financial Results

HOUSTON, Texas, USA, November 10, 2022 — Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced unaudited condensed consolidated financial results for the third quarter ended September 30, 2022 (“Q3 2022”).

“We are pleased with our third quarter performance, delivering year-over-year revenue growth despite continuing difficult market conditions in Europe, customer supply chain challenges, and currency headwinds,” said Sascha Kelterborn, Microvast’s President and Chief Revenue Officer. “Moreover, we are very excited about the opportunities ahead of us, including a $200 million U.S. Department of Energy grant to help fund a new polyaramid separator facility, in collaboration with General Motors. In addition, our new Energy division recently announced an industry-leading 4.3MWh battery energy storage container. This inaugural product offering is already generating considerable interest.”

“During the quarter, we secured $111 million in project financing, which will support our ongoing capacity expansion efforts as we execute customer orders across commercial vehicles and energy storage markets,” said Craig Webster, Microvast’s Chief Financial Officer. “The Inflation Reduction Act has broad reach throughout the battery value chain and seeks to propel the US as a leader in tackling climate change and addressing the challenges of transitioning to a sustainable economy. This ambitious legislation is expected to drive significant value for Microvast as we rapidly expand and scale our US business.”

Results for Q3 2022

Microvast generated revenue of $38.6 million in Q3 2022, compared to $36.9 million for the third quarter ended September 30, 2021 (“Q3 2021”), an increase of 4.7%.

Gross profit was $2.0 million in Q3 2022, compared to a gross loss of $35.9 million in Q3 2021, resulting in a 102.5 percentage point improvement in gross margin from negative 97.3% in Q3 2021 to 5.2% in Q3 2022. Non-GAAP adjusted gross profit was $4.0 million in Q3 2022, compared to non-GAAP adjusted gross loss of $33.6 million in Q3 2021, resulting in a 101.3 percentage point improvement in non-GAAP adjusted gross margin from negative 91.1% in Q3 2021 to 10.2% in Q3 2022.

Operating expenses were $39.6 million in Q3 2022 compared to $78.0 million in Q3 2021. The change in operating expenses was largely due to share-based compensation expense being $38.7 million lower in Q3 2022 compared to Q3 2021.

Net loss was $36.5 million in Q3 2022 compared to net loss of $116.5 million in Q3 2021. Non-GAAP adjusted net loss was $17.4 million in Q3 2022 compared to non-GAAP adjusted net loss of $65.1 million in Q3 2021. Non-GAAP adjusted EBITDA was negative $12.6 million in Q3 2022 compared to non-GAAP adjusted EBITDA of negative $58.8 million in Q3 2021.

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit and net loss to non-GAAP adjusted EBITDA and non-GAAP adjusted net loss.

Results for the Nine Months Ended September 30, 2022 (“YTD 2022”)

Microvast generated revenue of $139.7 million for YTD 2022, compared to $85.2 million for the nine months ended September 30, 2021 (“YTD 2021”), an increase of 64.0%.

Gross profit was $6.8 million for YTD 2022, compared to a gross loss of $43.9 million for YTD 2021, resulting in a 56.4 percentage point improvement in gross margin to 4.9% for YTD 2022 from negative 51.5% for YTD 2021. Non-GAAP adjusted gross profit was $12.6 million for YTD 2022, compared to non-GAAP adjusted gross loss of $41.6 million for YTD 2021, resulting in a 57.8 percentage point improvement in non-GAAP adjusted gross margin to 9.0% for YTD 2022 from negative 48.8% for YTD 2021.

Operating expenses were $133.4 million for YTD 2022 compared to $105.3 million for YTD 2021. The increase in operating expenses was largely due to the increased share-based compensation expense of $16.1 million for YTD 2022 as well as increased headcount and other expenditures to support the Company’s growth initiatives and other expenses related to operating as a public company.

Net loss was $124.5 million for YTD 2022 compared to net loss of $159.8 million for YTD 2021. Non-GAAP adjusted net loss was $61.4 million for YTD 2022 compared to non-GAAP adjusted net loss of $101.6 million for YTD 2021. Non-GAAP adjusted EBITDA was negative $44.9 million for YTD 2022 compared to non-GAAP adjusted EBITDA of negative $82.0 million for YTD 2021.

Capital expenditures for YTD 2022 were $84.7 million compared to $40.7 million for YTD 2021.

2022 Outlook

Microvast confirms year over year revenue growth for the year ended December 31, 2022 (“FY 2022”) is expected to be in the range of 35% to 40%.

The Company’s backlog at the end of Q3 2022 was $140.6 million, an increase of 166.8% compared to $52.7 million at the end of Q3 2021.

The Company expects capital expenditures for the remainder of FY 2022 to be approximately $90.0 million to $120.0 million, which will be primarily used in connection with the Company’s ongoing manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee.

Webcast Information

Company management will host a conference call and webcast to discuss the Company’s financial results on November 10, 2022, at 5:00 p.m. Central Time (6:00 p.m. Eastern Time). The live webcast and accompanying slideshow presentation will be accessible from the Events & Presentations tab of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event. Investment community professionals interested in participating in the Q&A session may join the call by dialing +1 (201) 493-6784.

About Microvast

Microvast is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a breadth of market applications, including electric vehicles, energy storage and battery components. Microvast was founded in 2006 and is headquartered near Houston, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Contact:

Monica Gould
ir@microvast.com
+1 (212) 871-3927

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) risks of operations in the People’s Republic of China; (2) the impact of the ongoing COVID-19 pandemic; (3) the conflict between Russia and Ukraine and any restrictive actions that have been or may be taken by the United States and/or other countries in response thereto, such as sanctions or export controls; (4) risks related to cybersecurity and data privacy; (5) the impact of inflation and rising interest rates; (6) changes in the availability and price of raw materials; (7) the highly competitive market in which Microvast competes, including with respect to its hiring abilities, our competitive landscape, technology evolution or regulatory changes; (8) changes in the markets that Microvast targets; (9) heightened awareness of environmental issues and concern about global warming and climate change; (10) the risk that Microvast may not be able to execute its growth strategies or achieve profitability; (11) the risk that Microvast is unable to secure or protect its intellectual property; (12) the risk that Microvast may experience effects from global supply chain challenges, including delays in delivering its products to its customers; (13) the risk that Microvast’s customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (14) the risk that Microvast’s customers will adjust, cancel or suspend their orders for Microvast’s products; (15) the risk that Microvast will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (16) the risk of product liability or regulatory lawsuits or proceedings relating to Microvast’s products or services; (17) the risk that Microvast may not be able to develop and maintain effective internal controls; and (18) the outcome of any legal proceedings that may be instituted against Microvast or any of its directors or officers. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission (the “SEC”) identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. Readers are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Microvast or the date of such information in the case of information from persons other than Microvast, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit (loss) and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit (loss) is defined as gross profit (loss) excluding non-cash settled share-based compensation expense. Non-GAAP adjusted net loss is defined as net loss excluding changes in fair value of our warrant liability and convertible notes and non-cash settled share-based compensation expense. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and convertible notes and income tax expense or benefit.

We use non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit (loss) and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and, as a result, such information may be presented differently in our future filings with the SEC. For example, due to warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2021	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$480,931	$295,816
Restricted cash, current	55,178	83,179
Accounts receivable (net of allowance for credit losses of $5,005 and $5,436 as of December 31, 2021 and September 30, 2022, respectively)	88,717	82,707
Notes receivable	11,144	4,505
Inventories	53,424	82,262
Prepaid expenses and other current assets	17,127	19,060
Amount due from related parties	85	—
Total Current Assets	706,606	567,529
Restricted cash, non-current	—	36,704
Property, plant and equipment, net	253,057	286,346
Land use rights, net	14,008	12,328
Acquired intangible assets, net	1,882	1,696
Operating lease right-of-use assets	—	15,509
Other non-current assets	19,738	52,816
Total Assets	$995,291	$972,928

Liabilities
Current liabilities:
Accounts payable	$40,408	$35,972
Advance from customers	1,526	6,589
Accrued expenses and other current liabilities	58,740	79,520
Income tax payables	666	655
Short-term bank borrowings	13,301	7,029
Notes payable	60,953	72,811
Bonds payable-current	—	29,259
Total Current Liabilities	175,594	231,835
Long-term bonds payable	73,147	43,888
Long-term bank borrowings	—	37,956
Warrant liability	1,105	184
Share-based compensation liability	18,925	115
Operating lease liabilities	—	13,530
Other non-current liabilities	39,822	29,564
Total Liabilities	$308,593	$357,072

Shareholders’ Equity
Common Stock (par value of US$0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of December 31, 2021 and September 30, 2022; 300,530,516 and 309,292,067 shares issued, and 298,843,016 and 307,604,567 shares outstanding as of December 31, 2021 and September 30, 2022)	$30	$31
Additional paid-in capital	1,306,034	1,398,171
Statutory reserves	6,032	6,032
Accumulated deficit	(632,099)	(757,467)
Accumulated other comprehensive income/(loss)	6,701	(30,911)
Total Shareholders’ Equity	686,698	615,856
Total Liabilities and Shareholders’ Equity	$995,291	$972,928

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Revenues	$36,894	$38,616	$85,204	$139,698
Cost of revenues	(72,779)	(36,623)	(129,100)	(132,851)
Gross (loss)/profit	(35,885)	1,993	(43,896)	6,847
Operating expenses:
General and administrative expenses	(57,058)	(22,585)	(67,810)	(83,021)
Research and development expenses	(13,518)	(11,457)	(23,199)	(33,010)
Selling and marketing expenses	(7,380)	(5,561)	(14,242)	(17,369)
Total operating expenses	(77,956)	(39,603)	(105,251)	(133,400)
Subsidy income	545	520	2,676	1,233
Loss from operations	(113,296)	(37,090)	(146,471)	(125,320)
Other income and expenses:
Interest income	97	870	304	1,604
Interest expense	(1,247)	(774)	(4,630)	(2,465)
Loss on changes in fair value of convertible notes	(3,018)	—	(9,861)	—
Gain on changes in fair value of warrant liability	1,113	101	1,113	921
Other (loss) income, net	(19)	349	25	758
Loss before provision for income taxes	(116,370)	(36,544)	(159,520)	(124,502)
Income tax expense	(106)	—	(324)	—
Net loss	$(116,476)	$(36,544)	$(159,844)	$(124,502)
Less: Accretion of Series C1 Preferred	251	—	2,257	—
Less: Accretion of Series C2 Preferred	570	—	5,132	—
Less: Accretion of Series D1 Preferred	1,190	—	10,708	—
Less: Accretion for noncontrolling interests	1,516	—	9,523	—
Net loss attributable to Common Stock shareholders of Microvast Holdings, Inc.	$(120,003)	$(36,544)	$(187,464)	$(124,502)
Net loss per share attributable to Common Stock shareholders of Microvast Holdings, Inc.
Basic and diluted	$(0.49)	$(0.12)	$(1.27)	$(0.41)
Weighted average shares used in calculating net loss per share of common stock
Basic and diluted	243,861,780	305,977,372	147,836,650	301,821,464

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Nine Months Ended September 30,
	2021	2022
Cash flows from operating activities
Net loss	$(159,844)	$(124,502)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	6	11
Depreciation of property, plant and equipment	14,398	15,161
Amortization of land use right and intangible assets	499	420
Noncash lease expenses	—	1,662
Share-based compensation	58,290	72,925
Changes in fair value of warrant liability	(1,113)	(921)
Changes in fair value of convertible notes	9,861	—
Allowance of credit losses	261	337
Provision for obsolete inventories	12,667	3,148
Impairment loss from property, plant and equipment	867	1,546
Product warranty	44,610	8,263
Changes in operating assets and liabilities:
Notes receivable	10,782	1,386
Accounts receivable	9,425	(5,024)
Inventories	(15,127)	(39,517)
Prepaid expenses and other current assets	(6,874)	(3,764)
Amount due from/to related parties	(128)	85
Operating lease right-of-use assets	—	(19,284)
Other non-current assets	52	216
Notes payable	6,868	19,942
Accounts payable	(5,944)	(529)
Advance from customers	(130)	5,608
Accrued expenses and other liabilities	(6,371)	(12,203)
Operating lease liabilities	—	15,389
Other non-current liabilities	2,292	1,050
Net cash used in operating activities	(24,653)	(58,595)

Cash flows from investing activities
Purchases of property, plant and equipment	(40,718)	(84,722)
Proceeds on disposal of property, plant and equipment	—	3
Net cash used in investing activities	(40,718)	(84,719)

Cash flows from financing activities
Proceeds from borrowings	26,603	58,708
Repayment of bank borrowings	(15,665)	(24,482)
Loans borrowing from related parties	8,426	—
Repayment of related party loans	(8,426)	—
Merger and Private Investment in Public Equity (“PIPE”) financing	747,791	—
Payment for transaction fee in connection with the merger	(42,821)	—
Payment to exited noncontrolling interests	(139,038)	—
Issuance of convertible notes	57,500	—
Net cash generated from financing activities	634,370	34,226
Effect of exchange rate changes	2,314	(11,322)
Decrease in cash, cash equivalents and restricted cash	571,313	(120,410)
Cash, cash equivalents and restricted cash at beginning of the period	41,196	536,109
Cash, cash equivalents and restricted cash at end of the period	$612,509	$415,699

	Nine Months Ended September 30,
	2021	2022
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$572,609	$295,816
Restricted cash	39,900	119,883
Total cash, cash equivalents and restricted cash	$612,509	$415,699

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT (LOSS) TO ADJUSTED GROSS PROFIT (LOSS)
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Revenues	$36,894	$38,616	$85,204	$139,698
Cost of revenues	(72,779)	(36,623)	(129,100)	(132,851)
Gross (loss)/profit (GAAP)	$(35,885)	$1,993	$(43,896)	$6,847
Gross margin	(97.3)%	5.2%	(51.5)%	4.9%

Non-cash settled share-based compensation (included in cost of revenues)	2,284	1,964	2,284	$5,745
Adjusted gross (loss)/profit (non-GAAP)	$(33,601)	$3,957	$(41,612)	$12,592
Adjusted gross margin (non-GAAP)	(91.1)%	10.2%	(48.8)%	9.0%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Net loss (GAAP)	$(116,476)	$(36,544)	$(159,844)	$(124,502)
Loss on changes in fair value of convertible notes	3,018	—	9,861	—
Gain on changes in fair value of warrant liability	(1,113)	(101)	(1,113)	(921)
Non-cash settled share-based compensation	49,505	19,259	49,505	64,039
Adjusted Net Loss (non-GAAP)	$(65,066)	$(17,386)	$(101,591)	$(61,384)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022
Net loss (GAAP)	$(116,476)	$(36,544)	$(159,844)	$(124,502)
Interest expense, net	1,150	(96)	4,326	861
Income tax expense	106	—	324	—
Depreciation and amortization	5,046	4,921	14,897	15,581
EBITDA (non-GAAP)	$(110,174)	$(31,719)	$(140,297)	$(108,060)
Loss on changes in fair value of convertible notes	3,018	—	9,861	—
Gain on changes in fair value of warrant liability	(1,113)	(101)	(1,113)	(921)
Non-cash settled share-based compensation	49,505	19,259	49,505	64,039
Adjusted EBITDA (non-GAAP)	$(58,764)	$(12,561)	$(82,044)	$(44,942)